Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-202026 on Form F-1 of our report dated March 17, 2015 relating to the consolidated financial statements of Klox Technologies Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte LLP1

March 17, 2015

Montreal, Canada

[1]	CPA auditor, CA, public accountancy permit No. A114871